UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement	[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Carpenter Technology Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 (4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Notes:

[LOGO OF CARPENTER TECHNOLOGY]
Carpenter Technology Corporation 1047 North Park Road Wyomissing, PA 19610-1339

September 18, 2000

To Our Stockholders:

It is our pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 4:00 p.m. on October 23, 2000. The meeting will be held at the Sheraton Hotel, 1741 Paper Mill Road in Wyomissing, Pennsylvania. The doors of the ballroom will open at 3:00 p.m. Business scheduled for the meeting includes:

•	The election of four directors;

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent public accountants for fiscal 2001; and

•
Approval of a proposal to (i) amend the Stock-Based Incentive Compensation Plan for Officers and Key Employees to increase the number of shares available for awards and (ii) re-authorize the criteria for granting performance shares under this plan.

Information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. Also, at the meeting, I will review Carpenter’s operations during the past year and respond to your questions.

If you plan to attend the meeting, please bring the Admission Ticket located on the bottom half of your proxy card with you. If your shares are held in the name of a broker, bank or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date, August 24, 2000 .

If you do not attend the meeting, you may vote over the Internet, by telephone or by returning your proxy card. To ensure proper representation of your shares at the meeting, please follow the instructions at the Proxy Vote Online website address on your proxy card or follow the instructions that you will be given after dialing the toll-free number on your proxy card. You may also mark your proxy card, then sign, date and return it at your earliest convenience.

I look forward to seeing you at the meeting.

Sincerely,

/s/ ROBERT W. CARDY

ROBERT W. CARDY
Chairman and
Chief Executive Officer

[LOGO OF CARPENTER TECHNOLOGY]

Notice of Annual Meeting of Stockholders
on
October 23, 2000

        CARPENTER TECHNOLOGY CORPORATION will hold its 2000 Annual Meeting of Stockholders at the Sheraton Hotel at 1741 Paper Mill Road in Wyomissing, Pennsylvania on Monday, October 23, 2000 at 4:00 p.m. We will vote on the following matters:

1.	The election of four directors;

2.	Approval of independent accountants for the fiscal year ending June 30, 2001;

3.
Approval of a proposal to (i) amend the Stock-Based Incentive Compensation Plan for Officers and Key Employees (“Incentive Plan” or “Plan”) to increase the number of shares available for awards under the Plan by 1,800,000 shares and (ii) re-authorize the criteria for granting performance shares under the Plan; and

4.	Any other business that is properly presented at the meeting.

        Only stockholders who were record owners at the close of business on August 24, 2000 may vote at the meeting. A list of those stockholders will be available at the meeting and also during the 10 days before the meeting at the office of the Corporate Secretary, 1047 North Park Road, Wyomissing, Pennsylvania.

        Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. To vote over the Internet, go to the Proxy Vote Online website address on your proxy card and follow the instructions. To vote by telephone, simply dial the toll-free number on your enclosed proxy card. You will need the control number on your proxy card for both Internet and telephone voting. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as you can.

        You are cordially invited to attend the meeting. A map showing the location of the Sheraton Hotel appears at the end of the Proxy Statement. If you plan to attend the meeting, please use the Admission Ticket attached to your proxy card. Upon proper identification, you may attend the meeting without an Admission Ticket.

By Order of the Board of Directors,

/s/ JOHN R. WELTY

JOHN R. WELTY
Vice President,
General Counsel and Secretary

[LOGO OF CARPENTER TECHNOLOGY]

September 18, 2000

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders on October 23, 2000 and any adjournment thereof. Carpenter’s Annual Report to Stockholders, including financial statements, is being mailed along with this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. These materials are being sent to stockholders on or about September 18, 2000.

Why Proxies are Being Solicited

        Carpenter’s Board of Directors is soliciting proxies so every stockholder will have an opportunity to vote at the meeting, whether or not the stockholder attends the meeting in person. You are being asked to vote on three proposals:

•	The election of four directors to three-year terms which will expire in 2003;

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent accountants for the fiscal year ending June 30, 2001; and

•
Approval of a proposal to (i) amend the Stock-Based Incentive Compensation Plan for Officers and Key Employees to increase the number of shares available for awards by 1,800,000 shares and (ii) re-authorize the criteria for granting awards of performance shares under the Plan.

Cost of Solicitation

        Carpenter will pay the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. MacKenzie Partners, Inc. also will solicit proxies on behalf of Carpenter at a cost not to exceed $7,500.00. Carpenter will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of Carpenter stock.

Who Can Vote

        Stockholders who were record owners of Carpenter stock at the close of business on August 24, 2000 may vote at the meeting. On August 24, 2000, there were 22,024,060 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote. There were also 410.27 shares of Carpenter’s series A convertible preferred stock held by the trustee of the Carpenter Employee Stock Ownership Plan (“ESOP”). Under the ESOP, each share of preferred stock is convertible into at least 2,000 shares of common stock, with the equivalent of 1.3 votes for each share of common stock, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The preferred stock and the common stock vote together as a single class on all matters submitted to holders of common stock.

        Each participant in the ESOP, the Savings Plan of Carpenter Technology Corporation (“Savings Plan”) and subsidiary benefit plans which offer Carpenter stock as an investment may direct the trustee of each plan how to vote the shares credited to the participant’s account. The trustee will vote any shares for which no direction is received, or shares in the ESOP that have not yet been allocated to participating employees’ accounts, in the same proportion and manner as the directed shares.

How to Vote

        You may vote in one of four ways:

Vote Over the Internet

        To vote your Carpenter shares over the Internet, access American Stock Transfer & Trust Company’s Proxy Vote Online website at www.voteproxy.com and follow the on-screen instructions. When you access the web page, please have your control number that appears on your proxy card.

Vote By Telephone (Touch-Tone Phone Only)

        To access the telephone voting system, call toll-free 1-800-PROXIES and follow the telephone instructions. The telephone instructions will lead you through the voting process. Please be sure to have your control number (appearing on your proxy card) and the proxy card available when you call.

        Internet and telephone voting will provide the proxies the same authority to vote your shares as if you returned your proxy card .

Vote by Returning Your Proxy Card

        You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Vote by Ballot at the Meeting

        You may also attend the meeting and vote by a ballot that you will receive at the meeting. The Admission Ticket to the meeting is attached to your proxy card.

If You Change Your Mind After Voting

        You can revoke your proxy at any time before it is voted. You can write to the Corporate Secretary stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the meeting, you may vote by ballot, canceling any previous proxy vote.

Required Vote

        Holders of a majority of the outstanding shares must attend or be represented by proxy at the Annual Meeting to constitute a quorum so that business may be conducted. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Directors are elected by a plurality of the votes cast. A majority of the votes cast must approve the other matters: the appointment of independent accountants and the proposal to amend the Incentive Plan to increase the available shares and to re-authorize the criteria for performance shares under the Plan.

        Abstentions and votes withheld, including broker non-votes, are counted towards the quorum but are not included in the vote count for election of the directors, approval of the independent accountants or approval of the Plan proposal. Brokers who hold shares in street name for customers have discretionary authority to vote only on certain routine matters (such as the election of directors and approval of independent accountants) in the absence of instruction from the customers who are the beneficial owners. Under rules of the New York Stock Exchange, brokers do not have discretionary authority to vote on the proposal to amend the Plan and re-authorize the performance share criteria.

Stockholder Nominations to the Board of Directors

        The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders. Under Carpenter’s By-Laws, all letters of recommendation for nomination at the 2001 Annual Meeting of Stockholders must be received by the Corporate Secretary at Carpenter’s headquarters between July 25, 2001 and August 24, 2001. Your notice to the Secretary should contain your name, address and number of shares of Carpenter stock you own, in addition to the following information:

•	For each person you propose to nominate for election or re-election as a director specify:

(i)	name, age, business address and residence address;

(ii)	principal occupation or employment;

(iii)	number of shares of Carpenter stock beneficially owned by the person; and

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the proxy rules.

•	A signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee.

        Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director of Carpenter. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable law are eligible for election as a director.

2001 Stockholder Proposals

        If you wish to include a proposal in the Proxy Statement for the 2001 Annual Meeting of Stockholders, your written proposal must be received by Carpenter no later than May 21, 2001. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the state of Delaware and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, 1047 North Park Road, Wyomissing, PA 19610-1339.

        Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2001 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between July 25, 2001 and August 24, 2001. For each matter that you wish to bring before the meeting, provide the following information:

(i)	brief description of the business and the reason for bringing it to the meeting;

(ii)	your name and record address;

(iii)	the number of shares of Carpenter stock which you own; and

(iv)	any material interest (such as financial or personal interest) that you have in this matter.

OWNERSHIP OF CARPENTER STOCK BY CERTAIN BENEFICIAL OWNERS

        Listed below are the only individuals and entities known by Carpenter to own more than 5% of the common stock as of August 24, 2000:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent(1) of Class
State Street Bank and Trust Company	2,833,549	(2)	12.4%
P.O. Box 1389
Boston, MA 02104

Peter C. and Ada E. Rossin	2,387,494	(3)	10.5%
1500 Oliver Building
Pittsburgh, PA 15222

Dimensional Fund Advisors Inc.	1,728,700	(4)	7.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)
The percentages are calculated on the basis of the common stock outstanding plus the common stock that would be outstanding if the shares of convertible preferred stock in the ESOP were converted, using the conversion ratio of one preferred share equal to 2,000 shares of common stock.

(2)
Acting as trustee for various collective investment funds for employee benefit plans, other index accounts, and various personal trusts, State Street Bank and Trust Company has voting and investment power over these shares as follows:

•	Sole voting power: 208,761	•	Sole investment power: 211,161

•
Shared voting and investment power: 2,622,388 shares, including 820,540 shares of common stock, if the shares of series A convertible preferred stock actually held in the ESOP were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.

(3)
These shares are subject to a standstill agreement between Carpenter and the Rossins. This agreement was entered into when Carpenter purchased Dynamet Incorporated in 1997. The standstill agreement provides certain limitations on the Rossins’ ability to buy or sell the common stock, solicit proxies, participate in a tender offer, business combination or restructuring of voting securities affecting Carpenter and on the Rossins’ ability to seek control of or influence Carpenter’s Board or Management. In addition, the standstill agreement provides that the Board will recommend the election, as a director of Carpenter, of Mr. Rossin or another person that he and the other former Dynamet shareholders designate, if the person is reasonably acceptable to the Board. The standstill agreement expires in 2007, unless terminated earlier because of a change in control of Carpenter or a reduction below 5% of the voting power of the former Dynamet shareholders.

(4)
This information, supplied to Carpenter by Dimensional Fund Advisors, Inc. (“Dimensional”), is as of June 30, 2000. Dimensional is an investment advisor registered under the Investment Advisors Act. It furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possessed voting power over 1,725,000 shares and investment power over 1,728,700 shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Dimensional disclaims beneficial ownership of these shares.

OWNERSHIP OF CARPENTER STOCK BY DIRECTORS AND OFFICERS

        The following table shows the ownership of Carpenter common stock as of August 24, 2000, by each director, Carpenter’s six most highly compensated executive officers during fiscal 2000 (the “Named Executive Officers”) and the directors and officers as a group. Except as noted below, the directors and officers have sole voting and investment power over these shares of common stock.

Director and Officer Stock Ownership

Name	Number of Shares Beneficially Owned(1)	Director Stock Units(2)	Shares and Units Beneficially Owned		Percentage of Outstanding Shares(3)
Bennett, M. C.	10,068	1,601	11,669
Cardy, R. W.	215,769	—	215,769	(4),(5)	.9
Dietrich, W. S.	11,247	1,449	12,696
Draeger, D. M.	117,509	—	117,509	(4)	.5
Evarts, C. M.	15,428	2,929	18,357
Fitzpatrick, J. M.	6,376	1,015	7,391
Hudson, W. J.	12,332	2,551	14,883
Lawless, R. J.	6,487	996	7,483
Miller, M.	16,148	2,416	18,564
Pokelwaldt, R. N.	5,211	806	6,017
Rossin, P. C.	2,278,650	2,174	2,280,824	(5),(6)	10.0
Turner, K. C.	9,786	1,177	10,963
Wolfe, K. L.	11,265	1,285	12,550
Cottrell, G. W.	86,186	—	86,186	(4)	.4
Fiore, N. F.	42,562	—	42,562	(4)	.2
Shor, M. L.	34,689	—	34,689	(4)	.2
Torcolini, R. J.	76,825	—	76,825	(4),(5)	.3
All directors and officers as a group (25 in all)	3,234,051	18,399	3,252,450	(4),(5)	12.5

(1)	The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 24, 2000:

M. C. Bennett	8,000
R. W. Cardy	149,600
W. S. Dietrich	8,000
D. M. Draeger	78,700
C. M. Evarts	12,000
J. M. Fitzpatrick	5,000
W. J. Hudson	8,000
R. J. Lawless	4,000
M. Miller	13,000
R. N. Pokelwaldt	4,000
K. C. Turner	8,502
K. L. Wolfe	10,000
G. W. Cottrell	77,460
N. F. Fiore	36,120
M. L. Shor	23,400
R. J. Torcolini	59,880

All directors and officers as a group	505,662

(2)
These stock units convert to an equivalent number of shares of common stock upon the director’s retirement or termination of service due to disability. Because of the standstill agreement with Carpenter, the value of Mr. Rossin’s stock units will be paid in cash. The value of the stock units tracks the value of the common stock, but the units have no voting rights.

(3)	Ownership is rounded to nearest 0.1% and is less than 0.1% except where stated. Stock units are not included in the calculation of percentage of outstanding shares owned.

(4)
The amounts include the following shares of common stock held in the Savings Plan and the ESOP (if the preferred stock actually held in the ESOP were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock):

R. W. Cardy	19,482
D. M. Draeger	4,289
M. L. Shor	5,841
G. W. Cottrell	3,380
N. F. Fiore	168
R. J. Torcolini	2,219

All officers as a group	77,962

(5)	Voting and investment power is shared with respect to the following shares of common stock:

R. W. Cardy	21,666
P. C. Rossin	2,278,650
R. J. Torcolini	6,105

All directors and officers as a group	2,322,215

(6)	Mr. Rossin’s shares are subject to an agreement with Carpenter. See footnote 3 on page 4.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Carpenter’s Board of Directors consists of 13 directors serving in three classes. Each class of directors serves for a period of three years. The term of office of one class of directors expires each year at the annual meeting. Messrs. Evarts, Hudson, Rossin and Wolfe have been nominated for re-election at the 2000 Annual Meeting of Stockholders. If elected, their terms will expire at the October 2003 Annual Meeting. The biographical summaries of the nominees and the remaining nine directors whose terms are continuing appear below. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the four nominees. Each nominee has consented to being nominated as a director and as far as the Board and Management are aware, will serve as a director if elected.

        The Board of Directors recommends that you vote FOR the election of Messrs. Evarts, Hudson, Rossin and Wolfe.

Nominees — Terms to Expire 2003

[PHOTO OF DR. C. MCCOLLISTER EVARTS]
DR . C. MC COLLISTER EVARTS , age 69, is Senior Vice President for Health Affairs and Dean, Emeritus, College of Medicine, The Pennsylvania State University; and Chief Executive Officer, Emeritus, The Milton S. Hershey Medical Center. Dr. Evarts held the positions of Chief Executive Officer, Senior Vice President for Health Affairs and Dean, College of Medicine; and Professor of Orthopaedics, The Pennsylvania State University College of Medicine, The Milton S. Hershey Medical Center from 1987 through July 2000. He is currently University Professor and Professor of Orthopaedics of The Pennsylvania State University. Dr. Evarts is a past Chairman of the Board of Directors of the Association of Academic Health Centers, and is a member of the Association of American Medical Colleges and the National Academy of Sciences Institute of Medicine. He also serves as a Director of the Hershey Foods Corporation, the Hershey Trust Company, the M.S. Hershey Foundation, Kensey Nash Corporation and the Lehigh Valley Health Network, as well as a member of the Board of Managers of Milton Hershey School. Dr. Evarts has been a Director of Carpenter since 1990 and is a member of the Corporate Governance and Finance Committees.

[PHOTO OF WILLIAM J. HUDSON JR.]
WILLIAM J. HUDSON JR ., age 66, retired as Vice Chairman and Director of AMP Incorporated in April 1999. AMP is a manufacturer of electrical and electronic connectors and interconnection systems. Mr. Hudson joined AMP Incorporated in 1961 and held a variety of management positions, becoming Executive Vice President, International, in 1991, a Director in 1992, and Chief Executive Officer and President in 1993, a position he held until 1998. He also served as Chairman of the Pacific Basin Economic Council, Vice Chairman of the National Association of Manufacturers, and is a member of the Executive Committee of the U.S. Council of International Business. Previously, he was a member of the Board of Governors of the National Electrical Manufacturers Association and the Business Roundtable, as well as a Presidential Appointee to the Advisory Council on U.S. Trade Policy. He also serves as a Director of The Goodyear Tire & Rubber Company and Keithley Instruments, Inc. Mr. Hudson has been a Director of Carpenter since 1992 and is a member of the Audit and Finance Committees.

[PHOTO OF PETER C. ROSSIN]
PETER C. ROSSIN , age 76, is the former Chairman, Chief Executive Officer and founder of Dynamet Incorporated, a subsidiary of Carpenter. Before founding Dynamet, a maker of titanium bar and wire and specialty alloy powder products in 1967, Mr. Rossin held various production and operations positions at Crucible Steel Corporation, Fansteel Metallurgical Corporation, and Cyclops Corporation. Mr. Rossin has been a Director of Carpenter since 1997 and is a member of the Audit and Human Resources Committees.

[PHOTO OF KENNETH L. WOLFE]
KENNETH L. WOLFE , age 61, is Chairman of the Board and Chief Executive Officer of Hershey Foods Corporation, a producer of chocolate and confectionery products. Mr. Wolfe was elected Vice President, Finance and Chief Financial Officer of Hershey in 1981; Senior Vice President, Chief Financial Officer and a Director in 1984; and President and Chief Operating Officer in 1985, a position he held through 1993. He also serves as a Director of Bausch & Lomb Inc., G.P.U., Inc., and the Hershey Trust Company, and is a member of the Board of Managers of Milton Hershey School. Mr. Wolfe has been a Director of Carpenter since 1995, is a member of the Human Resources Committee and chairs the Finance Committee.

Incumbent Directors to Continue in Office

        The following are the other directors whose terms continue after this year’s meeting, as indicated:

Terms to Expire 2001

[PHOTO OF ROBERT W. CARDY]
ROBERT W. CARDY , age 64, is Chairman and Chief Executive Officer and a Director of Carpenter Technology Corporation. Mr. Cardy joined Carpenter in 1962 and has held a variety of management positions, becoming Executive Vice President in 1989, President and Chief Operating Officer in 1990, and Chairman of the Board, President and Chief Executive Officer in 1992. He also serves as a Director of The Reading Hospital & Medical Center and the United Way of Berks County, and is a member of the Executive Committee of the Pennsylvania Business Roundtable. Mr. Cardy has been a Director of Carpenter since 1990 and is a member of the Finance Committee.

[PHOTO OF ROBERT J. LAWLESS]
ROBERT J. LAWLESS , age 53, is Chairman, President and Chief Executive Officer and Director of McCormick & Company, Incorporated, a supplier of spices, seasonings, flavorings and specialty foods. Mr. Lawless became Executive Vice President and Chief Operating Officer of McCormick in 1995 and President and Chief Operating Officer in January 1996. He serves as a Director of the United Way of Central Maryland, the Greater Baltimore Committee, the Kennedy Kreiger Institute, the Baltimore Life Insurance Company, and the Grocery Manufacturers of America, Inc., and also serves on the Junior Achievement of Central Maryland Executive Council. Mr. Lawless has been a Director of Carpenter since 1997, is a member of the Audit Committee and chairs the Corporate Governance Committee.

[PHOTO OF ROBERT N. POKELWALDT]
ROBERT N. POKELWALDT , age 64, retired as Chairman and Chief Executive Officer and a Director of York International Corporation in November 1999. York International Corporation is a manufacturer of heating, ventilating, air conditioning and refrigeration products. Mr. Pokelwaldt joined Applied Systems Worldwide, a division of York International, as Vice President in 1988. He was named President and Chief Operating Officer in 1990, President and Chief Executive Officer in 1991, and Chairman and Chief Executive Officer in 1993. Mr. Pokelwaldt also serves as a Director of Mohawk Industries, Inc., G.P.U., Inc., Intersil Corporation, and Susquehanna Pfaltzgraff Corporation. Mr.
Pokelwaldt has been a Director of Carpenter since 1998 and is a member of the Corporate Governance and Human Resources Committees.

[PHOTO OF KATHRYN C. TURNER]
KATHRYN C. TURNER , age 53, is Chairperson and Chief Executive Officer of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., a systems engineering and information technology company, in 1985. Standard Technology, Inc. is headquartered in Falls Church, VA, with employees in over 12 states. Ms. Turner was appointed to the President’s Export Council in 1994, and also serves as a Director of COMSAT Corporation and Phillips Petroleum Company. She is actively involved in The Boy Scouts of America. Ms. Turner has been a Director of Carpenter since 1994 and is a member of the Corporate Governance and Human Resources Committees.

Terms to Expire 2002

[PHOTO OF MARCUS C. BENNETT]
MARCUS C. BENNETT , age 64, retired as Executive Vice President and Chief Financial Officer of Lockheed Martin Corporation in January 1999; he had held these positions since 1988. Lockheed Martin researches, designs, develops, manufactures and integrates advanced technology systems, products and services. Mr. Bennett joined Martin Marietta Corporation in 1959 and held various administrative and finance positions with Martin Marietta and Lockheed Martin Corporation. He is also a Director of Lockheed Martin Corporation, COMSAT Corporation, Martin Marietta Materials, Inc., and the Private Sector Council, as well as a member of the Georgia Tech Advisory Board. Mr. Bennett has been a Director of Carpenter since 1993, is a member of the Corporate Governance Committee and chairs the Audit Committee.

[PHOTO OF WILLIAM S. DIETRICH II]
WILLIAM S. DIETRICH II, age 62, is Chairman of Dietrich Industries, Inc., and President of Mallard Fund, Inc. Mr. Dietrich served as President of Dietrich Industries, Inc., from 1968 to 1998. Dietrich Industries, a subsidiary of Worthington Industries, Inc., is a manufacturer of metal framing for commercial and residential construction markets. Mr. Dietrich serves as a Director of Worthington Industries, Inc. He is an active community leader, serving on 11 boards in western Pennsylvania, including Carnegie Museums of Pittsburgh, the Allegheny Conference on Community Development, the University of Pittsburgh and the Pittsburgh Symphony Society. Mr. Dietrich has been a Director of Carpenter since 1996 and is a member of the Finance and Audit Committees.

[PHOTO OF DENNIS M. DRAEGER]
DENNIS M. DRAEGER , age 59, is President and Chief Operating Officer and a Director of Carpenter Technology Corporation. Mr. Draeger became Senior Vice President—Specialty Alloys Operations for Carpenter in 1996 and Executive Vice President of Carpenter in 1998, a position he held through May 31, 1999. He was a Director of Carpenter from 1992 through June 1996, at which time he resigned from the Board. He was re-elected as a Director effective June 1, 1999. Previously, Mr. Draeger became Group Vice President for Armstrong World Industries, Inc., in 1988, and President of Worldwide Floor Products Operations for Armstrong World Industries, Inc., in 1994. Mr. Draeger is a member of the Finance Committee.

[PHOTO OF J. MICHAEL FITZPATRICK]
J. MICHAEL FITZPATRICK , age 53, is President and Chief Operating Officer and a Director of Rohm and Haas, a specialty chemicals company. Dr. Fitzpatrick had been elected Vice President and Director of Research in 1993 and served as Vice President and Chief Technology Officer from 1995 through 1998. He is Vice Chairman of the Pennsylvania Division of the American Cancer Society, and is also a member of the Board of Trustees of the Franklin Institute. Dr. Fitzpatrick has been a Director of Carpenter since 1997 and is a member of the Audit and Human Resources Committees.

[PHOTO OF MARLIN MILLER JR.]
MARLIN MILLER JR ., age 68, is Chairman and Chief Executive Officer and a Director of Arrow International, Inc. Mr. Miller founded Arrow International, Inc. in 1975. Arrow is located in Reading, Pennsylvania, and is a leading producer of medical devices for critical care medicine. He serves as a member of the Board of Trustees of Alfred University and as a Director of The Reading Hospital & Medical Center. Mr. Miller has been a Director of Carpenter since 1989, is a member of the Corporate Governance Committee and chairs the Human Resources Committee.

        There is no family relationship between any of the directors or nominees.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS

        The Board of Directors held 11 meetings during fiscal year 2000. In addition, there were 12 Committee meetings. The average attendance for Carpenter’s directors at these meetings was 92%.

Committees of the Board

        The Board of Directors has four standing Committees: Audit, Corporate Governance, Human Resources and Finance. No member of the Audit, Corporate Governance or Human Resources Committee may be an employee or former employee of Carpenter.

BOARD COMMITTEES

Committee And Members	Selected Functions of the Committee	2000 Meetings

Audit Committee
Marcus C. Bennett, Chairman	• Reviews the adequacy of Carpenter’s financial reporting, accounting systems and controls	3

William S. Dietrich II J. Michael Fitzpatrick William J. Hudson Jr.	• Recommends independent accountants for financial audits
Robert J. Lawless Peter C. Rossin	• Evaluates Carpenter’s internal and external auditing procedures and security of information systems
	• Reviews Carpenter’s environmental compliance activities
	• Maintains a direct line of communication with independent accountants and the Manager-Internal Audit

Corporate Governance Committee
Robert J. Lawless, Chairman	• Reviews and recommends proposed changes to the Certificate of Incorporation and By-Laws	3
Marcus C. Bennett C. McCollister Evarts Marlin Miller Jr. Robert N. Pokelwaldt Kathryn C. Turner	• Reviews stockholder proposals
	• Recommends Board size, composition and committee structure
	• Reviews, evaluates and recommends nominees for election or re-election to the Board and assignment to the Committees
	• Maintains guidelines for directors’ duties and obligations

Human Resources Committee
Marlin Miller Jr., Chairman	• Reviews and recommends to the Board the salary of CEO and other executive officers, approves salary and other compensation of other officers	4

J. Michael Fitzpatrick Robert N. Pokelwaldt Peter C. Rossin Kathryn C. Turner Kenneth L. Wolfe	• Oversees Carpenter’s various benefit pension plans
	• Reviews officers’ succession plans
	• Administers stock and stock option plans
	• Reviews Carpenter’s progress onequal opportunity matters, employee health and safety, and worker’s compensation costs

Finance Committee
Kenneth L. Wolfe, Chairman	• Reviews and recommends actions to the Board relating to Carpenter’s capital structure, pension fund asset management and dividend policy	2
Robert W. Cardy William S. Dietrich II Dennis M. Draeger C. McCollister Evarts William J. Hudson Jr.

Director Compensation Program

        No director who is an employee of Carpenter is compensated as a member of the Board or as a member of any Committee of the Board. Compensation for non-employee directors consists of an annual retainer of $20,000 and a $1,000 fee, plus travel expenses, where appropriate, for each Board meeting attended and a fee of $800 for each Committee meeting attended. Each Committee Chairperson receives an additional annual retainer of $3,000. At least 50% of the $20,000 annual retainer for Board service is paid in stock units that convert to an equivalent number of shares of common stock following retirement or termination of service due to disability. The value of these stock units will vary depending on the fair market value of the shares of common stock. At the director’s election, the remaining 50% of the retainer is paid in cash or deferred and paid in either cash or shares of stock at the time of distribution.

        Each non-employee who joins the Board is granted an option to purchase 2,000 shares of common stock. In addition, following each annual meeting, each non-employee director is granted an option to purchase 2,000 shares. These options permit the director, after one year of service following the grant, to purchase shares of common stock at the stock’s fair market value on the date of grant. The options expire ten years from the date of grant.

        Non-employee directors have an opportunity to earn a target performance share award. The target share award is reviewed annually and is currently set at 200 shares. The actual number of performance shares awarded to each director is tied to Carpenter’s fiscal year return on equity (“ROE”) relative to the Standard and Poor’s (“S&P”) 500’s average ROE for the preceding calendar year. If Carpenter’s actual ROE is less than 85% of the average S&P 500’s ROE, no performance shares will be awarded. The number of performance shares awarded will be greater or lesser than the target share award, based upon actual ROE measurements, assuming the 85% threshold is achieved. Performance shares are awarded after completion of the fiscal year. Due to his standstill agreement with Carpenter, Mr. Peter C. Rossin does not participate in any stock or option program; instead, he receives a comparable amount in cash. There were no performance shares awarded for fiscal 2000.

AUDIT COMMITTEE REPORT

        The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of Carpenter’s financial reporting and accounting systems and controls. The Committee has a direct line of communication with Carpenter’s independent accountants and the Manager-Internal Audit. The Committee is composed entirely of independent directors as defined by the listing standards of the New York Stock Exchange. The Board has adopted a written Audit Committee charter, a copy of which is included as an appendix to this Proxy Statement.

        In the discharge of its responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants Carpenter’s audited financial statements for fiscal 2000. In addition, the Committee has discussed with the independent accountants matters such as the quality (in addition to acceptability), clarity, consistency and completeness of Carpenter’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants’ independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Committee and discussed with the independent accountants.

        Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in Carpenter’s 2000 Annual Report on Form 10-K, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Marcus C. Bennett, Chairman William J. Hudson Jr. William S. Dietrich II	Robert J. Lawless J. Michael Fitzpatrick Peter C. Rossin

HUMAN RESOURCES COMMITTEE REPORT

        The Human Resources Committee of the Board of Directors is composed entirely of nonmanagement Directors. The Committee is responsible for the establishment and oversight of Carpenter’s executive compensation programs.

Compensation Philosophy

        Carpenter’s executive compensation programs are designed to fulfill the following objectives:

—Attract, retain, and motivate highly effective executives;

—Link executive reward with enhanced stockholder value and profitability;

—Reward sustained corporate, functional, and/or individual performance with an appropriate base salary and incentive opportunity;

—Link pay to Carpenter’s financial performance and the achievement of Carpenter’s strategic business objectives; and

—Stimulate and sustain significant management ownership in Carpenter.

        This philosophy remains unchanged in 2000 and continues to serve as the foundation for executive compensation policy and program application.

        Carpenter targets pay at market competitive (median) levels for achievement of expected levels of performance. During fiscal 2000, the Committee worked with a nationally recognized, independent consulting firm to review the competitiveness of the executive compensation program. This review is done on an annual basis. The analysis compares Carpenter’s pay levels to the pay levels of a group of general industrial and manufacturing companies of similar size. These companies reflect the Corporation’s labor pool for executive talent rather than Carpenter’s competitors.

        On an overall basis, the Corporation’s pay opportunities approximate market median levels. Actual compensation is positioned within the range of market norms. The nature and magnitude of pay varies for each Named Executive Officer.

Base Salary

        In general, base salaries are targeted at market 50th percentile levels and are adjusted by the Committee to recognize each individual’s responsibility, experience, and value to the organization. Base salary ranges were not adjusted for fiscal year 2000, despite continued movement in market salary levels. As a group, the Named Executive Officers’ base salaries rest below the market 50th percentile (when adjusted for company size differences). This was due primarily to the fact that there were no merit increases for the Named Executive Officers in fiscal year 2000.

Annual Incentives

        The Executive Annual Compensation Plan (“EACP”) provides short-term variable compensation for the Named Executive Officers and other eligible executives with payments based on combinations of corporate and business unit financial performance and, to a lesser extent, based on individual contributions. For fiscal year 2000, the Committee established ROE, return on assets (“ROA”), and earnings before interest and income taxes (“EBIT”) targets and a threshold performance level before any payment would be made. At targeted levels of performance, 80% of each award would be tied to financial results and 20% would be tied to individual performance. For purposes of EACP administration, corporate financial performance is defined by ROE, whereas, unit financial performance is characterized by ROA or controllable EBIT. Threshold levels of financial results must be attained to earn awards under the Plan. The EACP provides the Committee with the flexibility to adjust awards for other material factors influencing performance.

        Given the Corporation’s performance in relation to target, actual payouts were 89.2% of the Corporation’s financial target. The EACP payments for Messrs. Torcolini, Fiore and Shor were based upon a combination of total Corporation performance and performance of Dynamet, the Engineered Products Group and Specialty Alloys Operations respectively. As a result, the EACP payments for Messrs. Torcolini, Fiore and Shor were 88.6%, 93.5% and 81.8% of financial targets, respectively. The amounts paid under the EACP to the Named Executive Officers for fiscal year 2000 are included in the Summary Compensation Table.

Long-Term Incentives

        Carpenter continues to deliver a significant portion of an executive’s total pay opportunity in the form of long-term incentive compensation. Long-term incentives are viewed to be a key program element, given the Committee’s desire to reinforce connections between sustainable financial performance, shareholder value creation and executive pay. Long-term incentive awards include grants of nonqualified stock options and performance shares. The 2000 stock option awards were issued with exercise prices equal to the fair market value of the underlying shares. The basic provisions of the Stock-Based Incentive Compensation Plan for Officers and Key Employees also provide participants with the opportunity to earn shares of common stock at the conclusion of a three-year performance period (cycle). For Cycles II and III, performance share awards are contingent on the Corporation’s ROE achievement measured relative to the performance of the S&P 500 Index. Performance equal to that of the S&P 500 yields a target grant of shares; performance greater than the S&P 500 generates a larger grant; and performance lower than the S&P 500 generates a smaller grant with the potential for no grant if performance fails to reach a threshold level.

        Because Carpenter’s ROE for the three-year period ending June 30, 2000 was 71.5% of the S&P 500, there was no payout of performance shares for Cycle II. For the three-year periods (Cycle IV and V) beginning July 1, 1999 and July 1, 2000, respectively, the Committee established a new performance share award criterion. Instead of ROE, the three-year cumulative earnings per share (“EPS”), excluding earnings attributable to annual pension plan performance, will determine the number of performance shares awarded.

        The magnitude of stock option grants and performance share opportunities is reviewed annually. Based on a review conducted by an outside consulting firm, long-term incentive grant guidelines remained largely unchanged in 2000. The award guidelines were made effective June 25, 1998 for stock options and performance share opportunities granted on or after this date. However, the actual awards for 2000 were less than the guidelines due to the limited number of shares available under the Incentive Plan. While competitive practices influence long-term incentive grant guidelines, actual grants can be increased or decreased based on the Committee’s assessment of Carpenter’s performance, individual contribution, and other relevant factors.

Stock Ownership Guidelines

        Carpenter introduced stock ownership guidelines in 1997 to further its objective of increasing management’s ownership stake. Over time, executives are expected to achieve and maintain ownership of certain amounts of common stock. The Chief Executive Officer and Chief Operating Officer are expected to own 3 times their base salary in Carpenter stock. Senior Vice Presidents and Vice Presidents are expected to own 1.5 times their base salary in Carpenter stock and other covered executives are expected to own Carpenter stock in the amount of their base salary. The primary intent of these guidelines is to significantly increase the extent to which each executive’s personal wealth is directly linked to the performance of Carpenter’s common stock. During 2000, beneficial share ownership of this group of executives increased 36% over 1999 ownership levels. Furthermore, ownership levels have increased almost 4 times since ownership guidelines were first introduced in 1997 .

Policy with Respect to the $1 Million Deduction Limit

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to certain individuals, including the Named Executive Officers, to $1 million, unless certain requirements are met. Carpenter’s long-term incentive arrangements have been generally structured to conform with Internal Revenue Code guidelines for p erformance-based compensation and, as such, should preserve the deductibility of these amounts. The Committee will continue to monitor the potential deductibility of other components of the Corporation’s pay package.

CEO Compensation

        The Committee recommends and the full Board of Directors sets the salary of the CEO, as well as the salary of other Executive Officers. The Board accepted the Committee’s recommendation relating to Mr. Cardy’s salary.

        In fiscal 2000, Mr. Cardy led the Corporation to improved performance. Net sales were up 6% from the prior year to approximately $1.1 billion. Diluted earnings per share increased 18% before a special charge in fiscal 1999, to $2.31. Net income increased from $45.6 million before a special charge in 1999, to $53.3 million — a 17% increase.

        In fiscal 2000, an outside consulting firm completed a detailed competitive analysis of total compensation for the Chief Executive Officer. Results of the analysis showed that the CEO’s total compensation was 20% below the 50th percentile. Shortfalls were attributed primarily to base salary and annual bonus. As a result, the Board decided, upon recommendation of the Committee, to make the adjustments described below.

Annual Base Salary

        Based on findings as described above, Mr. Cardy’s annual base salary has been increased by 4% to $561,600 effective July 1, 2000. Mr. Cardy’s last increase was August 1998.

Annual Incentives

        In accordance with the terms of the EACP (annual bonus plan), Mr. Cardy earned an award of $278,029 (49.58% of base salary paid). His target bonus was 70% of base salary.

Long-Term Incentives

        During fiscal 2000, the Committee approved a grant to Mr. Cardy of 45,000 non-qualified stock options. In addition, the Committee granted him the opportunity to earn 14,700 performance shares at the conclusion of a three-year period ending June 30, 2002 and an opportunity to earn 10,200 performance shares at the conclusion of a three-year period ending June 30, 2003. The actual number of shares that will be awarded to Mr. Cardy in connection with these opportunities will depend upon the cumulative EPS over the relevant three-year performance period. Mr. Cardy did not receive a performance share payout for the Cycle II performance period ending June 30, 2000.

SUBMITTED BY THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Marlin Miller Jr., Chairman Peter C. Rossin Dr. J. Michael Fitzpatrick	Kathryn C. Turner Robert N. Pokelwaldt Kenneth L. Wolfe

EXECUTIVE COMPENSATION

        The following table contains information concerning the compensation paid by Carpenter for services rendered during the fiscal years ended June 30, 2000, 1999 and 1998 to Carpenter’s Chief Executive Officer and each of the other Named Executive Officers.

Summary Compensation Table

		Annual Compensation(1)(2)		Long Term Compensation

				Awards		Payouts

Name and Principal Position	Fiscal Year	Base Salary Paid $	Bonus $	Restricted Stock(3)(4) $	Securities Underlying Options #	LTIP(5) $	All Other Compensation(6) $

Robert W. Cardy	2000	560,769	278,029	0	45,000	0	17,190
Chairman and Chief	1999	536,926	0	0	77,900	32,762	16,480
Executive Officer	1998	510,154	500,000	0	41,700	72,008	15,252

Dennis M. Draeger	2000	392,308	184,786	0	20,000	0	12,132
President and Chief	1999	356,923	0	484,695	36,600	16,766	11,076
Operating Officer	1998	318,462	186,937	0	18,100	36,833	9,554

Robert J. Torcolini	2000	270,892	110,026	0	32,700	0	8,495
Senior Vice President,	1999	244,800	51,561	274,661	16,900	6,083	7,349
Engineered	1998	235,000	181,655	0	11,300	13,417	6,035
Products Operations

G. Walton Cottrell	2000	264,185	103,698	0	9,000	0	8,297
Senior Vice President	1999	228,216	0	0	21,600	11,425	7,217
—Finance and Chief	1998	217,296	122,120	0	10,600	25,125	6,273
Financial Officer

Nicholas F. Fiore	2000	233,654	101,557	0	0	0	7,381
Vice President	1999	218,882	0	0	15,300	11,425	6,938
	1998	209,827	114,985	0	8,200	25,125	6,055

Michael L. Shor	2000	202,308	68,244	108,000	24,200	0	6,439
Senior Vice President,	1999	155,565	0	0	12,200	3,056	5,040
Specialty Alloys	1998	142,000	65,462	0	4,400	6,683	5,293
Operations

(1)
Except for promotional increases, there were no pay increases for the Named Executive Officers during fiscal 2000. “Base Salary Paid” for fiscal 2000 includes one more pay period than for fiscal 1999 and fiscal 1998.

(2)	There is no “Other Annual Compensation” to report and this column has been omitted pursuant to SEC rules.

(3)
Only Mr. Shor was awarded restricted stock in fiscal 2000. Messrs. Draeger and Torcolini were awarded restricted stock in fiscal 1999. The value of restricted stock reported in the table is based on the closing price of the stock on the date that the stock was granted. At the end of the fiscal year, the restricted stock granted to Messrs. Draeger, Torcolini and Shor was valued at $316,875, $179,563 and $95,063 respectively, based on the June 30, 2000 closing price of $21.125. The restricted stock awarded to Messrs. Draeger and Torcolini will vest in 2004; Mr. Shor’s restricted stock will vest in 2005. Carpenter does not pay dividends on these shares of restricted stock.

(4)
On June 28, 2000, the Named Executive Officers were vested with the remaining 20% of the restricted stock awarded to them in 1995. The restricted shares, which had vested over a period of five years, were awarded at $32.56 per share. The following shares vested on June 28, 2000 and at the closing price on that date ($19.875), were valued as indicated: Cardy — 800 shares, $15,900; Torcolini — 138 shares, $2,742.75; Cottrell —  184 shares, $3,657; Fiore — 180 shares, $3,577.50; and Shor — 60 shares, $1,192.50. Dividends were paid on these awards of restricted stock at the same rate as paid to all other stockholders.

(5)
This column reports the cash value earned in performance shares following each fiscal year. The number of shares awarded was based on Carpenter’s average ROE over a three-year period relative to the performance of the S&P 500.

(6)
These are amounts contributed by Carpenter for fiscal 2000, 1999, and 1998 for the Named Executive Officers under the Savings Plan, the Deferred Compensation Plan for Officers and Key Employees and the ESOP (ESOP units contributed because of dividend equivalents on the ESOP account balance are not included). Due to the timing of contributions on a fiscal year basis, some of the amounts contributed under the Savings Plan exceed the IRS calendar year limit. For fiscal 2000, these contributions were as follows:

Savings Plan:

Cardy	$5,100
Cottrell	$5,414
Draeger	$5,100
Fiore	$5,124
Torcolini	$5,439
Shor	$5,786

Deferred Compensation Plan:

Cardy	$11,722
Cottrell	$ 2,515
Draeger	$6,664
Fiore	$1,889
Torcolini	$2,688
Shor	$ 285

ESOP:    11.3 units (exclusive of amounts for dividends) of preferred stock were allocated on December 31, 1999 to each of the accounts of Messrs. Cardy, Draeger, Torcolini, Cottrell, Fiore and Shor. At this time, each unit was valued at $32.50, the minimum value under the ESOP.

Long-Term Incentive Awards in Fiscal Year 2000

Estimated Future Payouts under Non-Stock Price- Based Plan

Name	Number of Shares (#)	Performance Period	Threshold (#)	Target (#)	Maximum (#)

Robert W. Cardy	14,700 10,200	7/1/99 to 6/30/02 7/1/00 to 6/30/03	7,350 5,100	14,700 10,200	22,050 15,300

Dennis M. Draeger	7,300 5,700	7/1/99 to 6/30/02 7/1/00 to 6/30/03	3,650 2,850	7,300 5,700	10,950 8,550

Robert J. Torcolini	4,200 3,300	7/1/99 to 6/30/02 7/1/00 to 6/30/03	2,100 1,650	4,200 3,300	6,300 4,950

G. Walton Cottrell	4,300 3,000	7/1/99 to 6/30/02 7/1/00 to 6/30/03	2,150 1,500	4,300 3,000	6,450 4,500

Michael L. Shor	3,100 2,600	7/1/99 to 6/30/02 7/1/00 to 6/30/03	1,550 1,300	3,100 2,600	4,650 3,900

        The table above provides information about opportunities for long-term incentive awards approved by the Board in fiscal year 2000 for the Named Executive Officers pursuant to the performance share provisions of the Stock-Based Incentive Compensation Plan for Officers and Key Employees. Due to his pending retirement, Dr. Fiore was not provided a long-term incentive award opportunity.

        During fiscal 2000, the Board approved award opportunities for Cycle IV (ending June 30, 2002) and Cycle V (ending June 30, 2003). The actual number of shares of common stock that each Named Executive Officer will receive at the conclusion of the three-year periods will depend on Carpenter’s compounded cumulative EPS growth, excluding earnings attributable to annual pension plan performance, over this period. While there may be no payout of shares, any actual payout can range from 50% to 150% of the target share award. The minimum (threshold) payout requires a 10% compounded cumulative growth over the three-year performance cycle. There will be no payout if the compounded cumulative EPS growth is less than 10% for the performance cycle.

Stock Options

        The following table shows as to the Named Executive Officers, certain information concerning stock options granted as of the end of fiscal year 2000. Due to his pending retirement, Dr. Fiore did not receive a stock option award. While Carpenter’s stock-based incentive plan permits the granting of stock appreciation rights (SARs), there were no SARs granted in fiscal year 2000 and there are no SARs outstanding at this time.

Stock Option Grants In Fiscal Year 2000

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/SH)	Expiration Date	Grant Date Present Value(2)

Robert W. Cardy	45,000	12.8%	$19.6875	06/22/2010	$158,850

Dennis M. Draeger	20,000	5.7%	$19.6875	06/22/2010	$ 70,600

Robert J. Torcolini	12,000 20,700	3.4% 5.9%	$19.6875 $24.00	06/22/2010 01/27/2010	$42,360 $102,258

G. Walton Cottrell	9,000	2.6%	$19.6875	06/22/2010	$ 31,770

Michael L. Shor	12,000 12,200	3.4% 3.5%	$19.6875 $24.00	06/22/2010 01/27/2010	$ 42,360 $ 60,268

(1)	Options are granted at the market value on the date of grant, are exercisable after one year of employment following the date of grant, and will expire no more than ten years after the date of grant.

(2)
Based on the Black-Scholes option-pricing model adapted for use in valuing officer stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under this model are based on certain assumptions for stock price volatility, risk-free interest rates and future dividend yield. Specifically, the Black-Scholes valuation employed the following factors: risk-free rate of return of 6.50% based upon the five year Treasury rates as of grant date, a dividend yield of 6.58% based upon the annualized value of the quarterly dividend preceding the option grant date, exercise term of five years, stock price volatility of 28.74% based upon the variance in daily stock price changes for the five years preceding the option grant date, and that no adjustments have been made for transferability or risk of option forfeiture.

Stock Option Exercises and Fiscal Year End Holdings

Number of Securities Underlying Unexercised Options at Fiscal Year End	Value of Unexercised In-The-Money Options at Fiscal Year End(1)

Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert W. Cardy	0	0	149,600	45,000	$0	$64,688

Dennis M. Draeger	0	0	78,700	20,000	$0	$28,750

Robert J. Torcolini	0	0	59,880	32,700	$0	$17,250

G. Walton Cottrell	0	0	77,460	9,000	$0	$12,938

Nicholas F. Fiore	0	0	70,853	0	$0	$ 0

Michael L. Shor	0	0	23,400	24,200	$0	$17,250

(1)	Based on the June 30, 2000 closing price of $21.125 per share of common stock.

Special Severance Agreements

        During fiscal year 2000, Carpenter amended and restated its Special Severance Agreements with Messrs. Cardy, Draeger, Torcolini, Cottrell and Shor. Under these Agreements, if the officer’s employment is terminated following a “change in control” of Carpenter, the officer will receive his full salary and all bonuses, pension and other benefits through the termination date. In addition, if the termination is by Carpenter, other than for cause, or by the officer for good reason, the officer will receive a lump sum payment equal to two years’ salary, full annual bonus (computed without regard to actual attainment of relevant performance goals), pension benefits and the value of all outstanding options and restricted stock, whether or not then vested. Depending on their years of service at the time of their termination, Messrs. Draeger and Cottrell would be eligible for an enhanced pension benefit. The Special Severance Agreements continue until December 31, 2001 and automatically renew for additional one-year periods, subject to termination upon appropriate notice.

Savings Plan of Carpenter Technology Corporation

        The Savings Plan is a profit sharing plan established pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Carpenter contributes to the Plan 3% of the base pay of each eligible employee, including officers. Carpenter’s contribution is invested, as the employee selects, into one or more pre-established investment funds. If Carpenter’s contribution for an employee under the Savings Plan is limited by the Internal Revenue Code, the employee will receive these lost Savings Plan contributions under the Deferred Compensation Plan for Officers and Key Employees. In addition, an employee may authorize Carpenter to make salary deferral contributions, limited to 17% of total pay. Amounts in the Summary Compensation Table include amounts deferred.

Employee Stock Ownership Plan

        The Carpenter Technology Corporation Employee Stock Ownership Plan (ESOP) was established in 1991. The trustee of the ESOP, State Street Bank and Trust Company, purchased 461.5384615 shares of series A convertible preferred stock from Carpenter at a price of $65,000 per share, or an aggregate purchase price of approximately $30 million, for a fifteen year note issued by the trustee to Carpenter and a small amount of cash.

        Each share of preferred stock is convertible, at the trustee’s option, into at least 2,000 shares of common stock at a conversion price of $32.50 per share of common stock. The preferred shares are divided into 2,000 equal units. Each eligible employee was allocated one unit on the effective date of the ESOP, September 6, 1991. Additional units are allocated to employees as the loan is repaid. Generally, only those employees actively employed on the last day of the plan year, December 31, will receive an allocation for that year. The funds used by the ESOP to repay the loan come from contributions by Carpenter and dividends on the ESOP shares.

Retirement Benefits

        The General Retirement Plan for Employees of Carpenter Technology Corporation provides retirement benefits to employees, including the Named Executive Officers, at age 65 (with five years of service), or as early as age 55 (with ten years of service); or at any age with 30 years of service. Such benefits are based on either: (1) a fixed monthly rate for each year of service; or (2) the product of 1.3% times each of the first 20 years of service, plus 1.4% times each year of service over 20, multiplied by the individual’s highest average earnings. This average must be from a consecutive five-year period during the last ten years of service that ends on the individual’s retirement anniversary. For pension purposes, earnings include all salaries, bonuses, and extra compensation. As of June 30, 2000, the years of service credited under the Plan for the Named Executive Officers were as follows: Mr. Cardy, 37 years; Mr. Draeger, 4 years; Mr. Torcolini, 26 years; Mr. Cottrell, 11 years; Dr. Fiore, 10 years; and Mr. Shor, 19 years.

        Carpenter has two plans, the Benefit Equalization Plan and the Earnings Adjustment Plan, for those participants in the General Retirement Plan whose benefits are reduced by limitations of the Internal Revenue Code. These two plans will restore amounts lost under the General Retirement Plan because of Code limitations. In general, benefits under these plans are subject to the same rules as the General Retirement Plan.

        Certain executives, including the Named Executive Officers, have been designated by the Board of Directors as participants under the Supplemental Retirement Plan for Executives. This supplemental benefit is payable for 15 years, commencing in the month following retirement (unless a disabled participant elects a later date). The total benefits a participant will receive from these retirement plans, plus primary Social Security and pension benefits from any prior employment, will be approximately 60% of the participant’s average earnings (as calculated under the General Retirement Plan) when retirement occurs with 30 years service. However, the benefits for Messrs. Draeger, Cottrell and Fiore are to be calculated without regard to pension benefits from prior employment.

        The Officers’ Supplemental Retirement Plan provides supplemental pension benefits to participants who have benefits reduced under the General Retirement Plan because of amounts deferred under the Deferred Compensation Plan. The Officers’ Supplemental Retirement Plan restores reductions that occur under the General Retirement Plan as a result of these deferrals, without regard to any limitations of the Internal Revenue Code. Benefits under this Plan are subject to the same rules as the General Retirement Plan.

        The following table illustrates the total annual retirement benefits payable under the retirement plans described in this Section. All of these retirement plans are payable for the life of the participant and, if applicable, the life of a survivor, with the exception of the Supplemental Retirement Plan for Executives which is payable for 15 years certain.

Average Annual Earnings for the Applicable Years Of Service Period Preceding Retirement	Annual Gross Pension Benefits for Years of Service Shown (1)
	15 Years	20 Years	25 Years	30 Years	35 Years
$150,000	$ 84,750	$ 90,000	$ 90,000	$ 90,000	$ 91,875
$175,000	$ 98,875	$105,000	$105,000	$105,000	$107,188
$200,000	$113,000	$120,000	$120,000	$120,000	$122,500
$250,000	$141,250	$150,000	$150,000	$150,000	$153,125
$300,000	$169,500	$180,000	$180,000	$180,000	$183,750
$400,000	$226,000	$240,000	$240,000	$240,000	$245,000
$500,000	$282,500	$300,000	$300,000	$300,000	$306,250
$600,000	$339,000	$360,000	$360,000	$360,000	$367,500
$700,000	$395,500	$420,000	$420,000	$420,000	$428,750
$800,000	$452,000	$480,000	$480,000	$480,000	$490,000
$1,000,000	$565,000	$600,000	$600,000	$600,000	$612,500
$1,500,000	$847,500	$900,000	$900,000	$900,000	$918,750

(1)	Amounts payable under the General Retirement Plan that exceed the maximum permitted by the Internal Revenue Code are paid under the Benefit Equalization Plan and/or the Earnings Adjustment Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon representations by persons required to file reports under Section 16(a), all persons subject to Section 16(a) were in compliance during fiscal year 2000.

Stock Performance Graph

        The graph below shows for a five-year period the cumulative total stockholder return on Carpenter’s common stock compared to the cumulative total return of the Russell 2000 Index® and a peer group of companies. The Russell 2000 is a broad-based index that includes smaller market capitalization stocks, including Carpenter’s stock. As of June 30, 2000, Carpenter’ s market capitalization was approximately $480 million.

        The Peer Group Index is comprised of the following companies: Allegheny Technologies, Inc., formerly Allegheny Teledyne, A.M. Castle, Slater Industries, The Timken Company and Special Metals Corporation. These are publicly traded companies involved currently or for a part of the period shown in the table, in the distribution and/or manufacture of specialty metal products in the United States. Armco, Inc., previously included as a peer company, is no longer publicly traded.

Comparative Analysis

	1995	1996	1997	1998	1999	2000
Carpenter	100.00	89.87	133.27	150.52	89.18	69.89
Russell 2000	100.00	115.65	132.05	152.61	152.70	172.57
Peer Group	100.00	108.28	135.53	120.15	90.25	73.97

[GRAPH]
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      CARPENTER TECHNOLOGY CORPORATION (CRS), Russell 2000, and Peer Group
                         June 30, 1995 to June 30, 2000

            Carpenter       Russell 2000       Peer Group

1995            100               100               100
1996          89.87            115.65            108.28
1997         133.27            132.05            135.53
1998         150.52            152.61            120.15
1999          89.18             152.7             90.25
2000          69.89            172.57             73.97

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Unless otherwise specified by the stockholders, the shares of stock represented by the proxies will be voted for approval of the appointment of PricewaterhouseCoopers LLP, a firm of independent accountants, to audit and report upon the financial statements of Carpenter for fiscal year 2001. PricewaterhouseCoopers or one of its predecessor firms, Coopers & Lybrand L.L.P., has served as independent accountants of Carpenter since 1918. In the opinion of the Board of Directors and Management, PricewaterhouseCoopers is well qualified to act in this capacity.

        Audit services performed by PricewaterhouseCoopers in fiscal year 2000 included audits of the financial statements of Carpenter and certain of the pension and other employee benefit plans of Carpenter, limited reviews of quarterly financial statements of Carpenter and other accounting related matters. Fees and expenses in fiscal year 2000 for these audit services were $695,000.

        A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. Carpenter has been advised by PricewaterhouseCoopers that the firm has no financial interest, direct or indirect, in Carpenter, except its providing tax counseling, acquisition, auditing, consulting and independent accounting services during the period stated.

        The Board of Directors recommends that stockholders vote FOR approval of the appointment of PricewaterhouseCoopers LLP as independent accountants.

PROPOSAL NO. 3

APPROVAL OF PROPOSAL TO AMEND THE INCENTIVE PLAN AND RE-
AUTHORIZE PERFORMANCE SHARE CRITERIA

        On August 17, 2000, the Board of Directors approved and directed Management to submit to the stockholders for approval at the 2000 Annual Meeting of Stockholders a proposal to (i) amend the Stock-Based Incentive Compensation Plan for Officers and Key Employees to increase the number of shares available for awards by 1,800,000 shares and (ii) re-authorize the criteria for granting awards of performance shares under the Plan.

Proposed Plan Amendment

        The proposed amendment will allow Carpenter to issue up to 1,800,000 additional shares in connection with future awards of options, stock appreciation rights (“SARs”), restricted stock, performance units and performance shares under the Plan. As of June 30, 2000, approximately 2,116 shares (plus any shares that might in the future be returned to the Plan due to cancellation or expiration of awards) remain available for issuance of awards under the Plan. All outstanding awards under the Plan before the amendment will remain in effect in accordance with their terms. While the Plan permits the grant of incentive stock options and SARs, no incentive stock options or SARs have been awarded under the Plan. All outstanding options under this Plan are non-qualified stock options.

        The Board of Directors adopted the Plan in 1993 in order to facilitate the retention by the Corporation and its subsidiaries of valued officers and employees. Carpenter’s stockholders approved the Plan at the 1993 Annual Meeting. The Plan is intended to encourage stock ownership in Carpenter by key employees and provide a greater community of interest between these employees and Carpenter’s stockholders. In 1996, the Board of Directors adopted and the stockholders approved an amendment and restatement of the Plan. The amended and restated Plan created a new category of awards, referred to as performance shares or performance units. Performance shares and performance units are granted to eligible employees upon the attainment of predetermined performance goals. In addition, the amended and restated Plan eliminated the “evergreen” feature of the Plan. The evergreen feature would have automatically increased the shares available for award, allowing the Plan to operate in perpetuity. As this feature did not provide for periodic review and approval by the stockholders of shares available under the Plan, the Board eliminated this feature and provided a fixed number of shares equivalent to 1,500,000 shares plus previously ungranted shares and lapsed grants. As a result, the Plan will expire when all of the authorized shares are utilized unless the stockholders approve an increase in the number of shares available.

Re-Authorization of Performance Share Criteria

        In order for the Corporation to preserve the tax deduction for executive compensation in excess of $1,000,000 under Section 162(m) of the Internal Revenue Code, stockholders must periodically re-authorize the Plan parameters for the establishment of performance goals or targets under the Plan. Section 11 of the Plan provides that performance goals determined by the Committee may be based upon one or more of the following criteria: (i) price of Carpenter’s common stock; (ii) Carpenter’s market share; (iii) sales by Carpenter; (iv) earnings per share of Carpenter’s common stock; (v) return on shareholder equity; or (vi) costs of the Corporation. As briefly described following the table designated “Long-Term Incentive Awards in Fiscal Year 2000” on page 17, the number of performance shares that participants receive is based on the cumulative earnings per share of Carpenter’s common stock, exclusive of the pension credit over a three-year period.

        The only amendment being submitted to stockholders for approval is an amendment to increase the number of shares available for issuance under the Plan. The Plan, as proposed to be amended, is set forth in Appendix A to this Proxy Statement and the summary provided below is qualified in its entirety by reference to the text of the Plan.

Plan Summary

        Administration.    The Board, unless delegated to the Human Resources Committee (“ Committee”), and subject to the provisions of the Plan, is authorized to interpret and administer the Plan, to select employees to whom awards will be granted, to determine the type and amount of awards and the terms and conditions of such awards, and to adopt and make changes in regulations for carrying out the Plan. The Plan is intended to comply with Code Section 162(m), and qualifying awards based on the attainment of performance goals will not be subject to the million dollar deduction limit on compensation. Only the Committee may establish performance goals, which when met, will result in the grant of specified awards under the Plan.

        Eligibility.    Any employee who is an officer of key employee of the Corporation or its subsidiaries, including a director who is such an employee (other than Committee members), is eligible to participate in the Plan. Approximately 420 key employees and officers currently participate in the Plan. It is not possible to state at this time which officers or key employees will receive future awards under the Plan because such awards will be granted in the discretion of the Board and, in certain instances, the Committee or the Chief Executive Officer, based on factors deemed pertinent in selecting participants and establishing awards.

        Awards.    Options granted pursuant to the Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are intended to be “incentive stock options” under Section 422 of the Code. The exercise price of an option will be determined by the Committee, but it may not be less than the fair market value of a share of common stock on the date of the grant. Except as otherwise determined by the Board, an option granted pursuant to the Plan will become exercisable by a Participant only after completion of one year of employment immediately following the date of the grant. However, the aggregate fair market value of the incentive stock options first exercisable by any one individual in any calendar year may not exceed $100,000.

        An SAR is the right to receive the increase in the fair market value of shares of common stock. The Board may grant SARs independent of any options, or in tandem with options.

        An award of restricted stock is subject to forfeiture upon the happening of certain events, and such shares are held in escrow by the Corporation during the restriction period. During the restriction period, the shares may be voted by the Participant and the Board has the discretion to provide cash payments equal to the dividends declared and paid, if any, in respect of shares of restricted stock. The restricted stock awards currently outstanding do not provide for such dividend payments.

        Awards of performance shares or performance units carry no voting rights or dividend payment and no stock or related rights is ever transferred to the employee until certain performance targets are achieved. On achievement of performance targets, the performance shares will be issued to the Participants and will bear full voting and dividend rights. The amount of performance shares or units awarded are dependent upon the Corporation’s attainment of performance goals that will be predetermined by the Committee. No Participant may receive more than 500,000 performance shares during any calendar year.

        Change of Control.    The Plan provides for acceleration of the date of exercise of options, SARs, performance shares, and the lapsing of restrictions on restricted stock upon the occurrence of a change of control of the Corporation. A change of control means, subject to certain exceptions, the acquisition by any person or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or certain corporations owned by the Corporation’s stockholders) of 20% or more of the combined voting power of the Corporation’s then outstanding securities; certain changes in the composition of the Board of Directors over a period of two consecutive years; the stockholders’ approval of a merger or consolidation of the Corporation with another entity; the stockholders’ approval of a plan of complete liquidation; or an agreement for the sale of all or substantially all of the Corporation’s assets. The Committee may determine the effect of a change of control of the Corporation upon outstanding awards under the Plan, consistent with the change of control provisions described above. However, a Participant who is part of the purchasing group that consummates a change in control will not get any of the benefits or protections of these change in control provisions.

        Federal Tax Treatment.    Under the present Federal tax laws, the Federal income tax treatment of options, SARs, restricted stock and performance shares under the Plan is as follows: A Participant recognizes no taxable income and the Corporation is not entitled to a deduction when an incentive stock option is granted or exercised. If the Participant sells shares acquired upon exercise, after complying with the requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Corporation will not be entitled to take a deduction as a result of any such sale. If the Participant disposes of such shares before complying with the requisite holding periods, the Participant will recognize ordinary income and the Corporation will be entitled to a corresponding deduction.

        A Participant recognizes no taxable income and the Corporation is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a Participant will realize ordinary income in an amount equal to the excess of the fair market value over the exercise price, and the Corporation will be entitled to a corresponding deduction. Special rules may apply in the case of non-qualified option exercised by a Participant who is subject to the short-swing profit recapture rules of Section 16(b) of the Exchange Act. Upon the sale of the option shares, the Participant will realize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year, equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the Participant recognized income with respect to the option exercise. A Participant recognizes no taxable income and the Corporation is not entitled to a deduction when an SAR is granted. Upon exercise of an SAR, a Participant will realize ordinary income in an amount equal to the difference between fair market value of the stock on the date of its exercise and its fair market value on the date of grant, and the Corporation will be entitled to a corresponding deduction. Special rules may apply if a Participant who is subject to Section 16(b) of the Exchange Act receives shares upon exercising an SAR.

        A Participant realizes no taxable income and the Corporation is not entitled to a deduction when a restricted stock award is made. When the restrictions on the shares of restricted stock lapse, the Participant will realize ordinary income equal to the fair market value of the shares, and the Corporation will be entitled to a corresponding deduction. Upon the sale of the shares, the Participant will realize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the Participant recognized the income. A Participant will not be taxed on the grant of performance shares but will recognize ordinary income on the full amount received in payment for such shares when they are paid, based on the extent to which the Corporation has met the specified performance criteria. At the time of payment of the performance shares, the Corporation will be entitled to a deduction equal to the income that the Participant recognizes.

        The Board of Directors recommends that stockholders vote FOR the proposal to amend the Plan and re-authorize the performance share criteria.

Other Business

        The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. Carpenter was not notified of any such matters by August 27, 2000, as determined under its By-Laws, and accordingly, if any other business is brought before the meeting or any adjournment of the meeting, the proxy holders will vote on this business according to their discretion.

        By order of the Board of Directors.

JOHN R. WELTY
Secretary

APPENDIX A

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN FOR
OFFICERS AND KEY EMPLOYEES

        Adopted June 22, 1993 Restated June 27, 1996 Last Amended by the Board of Directors on August 17, 2000

1.    Background and Purpose.

        The Plan was previously adopted on June 22, 1993 and its purposes were to attract, retain and motivate key employees of Carpenter Technology Corporation and its wholly owned subsidiaries, to encourage stock ownership by such employees by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the success of Carpenter Technology Corporation and its subsidiaries and to provide a greater community of interest between such employees and the stockholders of Carpenter Technology Corporation. For purposes of this Plan, Carpenter Technology Corporation and each subsidiary described in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”) shall be referred to collectively as the “Corporation”. The Plan has been amended and restated [in 1996] to create a new category of awards, which are referred to as Performance Units and Performance Shares, with the intention that these awards will be directly related to the Corporation’s performance.

2.    Administration.

        The Board of Directors of Carpenter Technology Corporation (the “Board”) shall be responsible for the operation of the Plan. The Board is authorized, subject to the provisions of the Plan, from time to time to (i) select employees to receive awards under the Plan, (ii) determine the type and amount of awards to be granted to participants, (iii) determine the terms and conditions of such awards and the terms of agreements entered into with participants, (iv) establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and (v) make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the awards granted hereunder as it deems necessary or advisable. Any questions of interpretation determined by the Board shall be final and binding upon all persons. The Board may delegate any or all of these powers to the Human Resources Committee (“Committee”) of the Board, consisting of at least two directors, each of whom shall be “non-employee directors” as defined in Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of whom shall also be “outside directors” as defined in Treas. Reg. § 1.162-27(e)(3). In particular, the Board shall delegate to the Committee all powers with respect to the granting of awards that are intended to comply with the requirements of Rule 16b-3 of the Exchange Act and section 162(m) of the Code that would exempt such awards from being subject to short-swing liability and being subject to the annual limit on the deduction of compensation.

3.    Participants.

        The class of employees eligible to receive awards under the Plan shall be limited to officers and key employees of the Corporation. Participants in the Plan will consist of such officers or key employees as the Board in its sole discretion may from time to time designate. The Board’s designation of a Participant at any time to receive benefits under the Plan shall not obligate it to designate such person to receive benefits at any other time. The Board shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of awards granted hereunder. As used herein, “ Participant” shall refer to an employee designated by the Board who has received an award under the Plan. Only the Committee may designate which Participants shall receive awards of Performance Units and Performance Shares under Section 10 of the Plan.

4.    Types of Awards.

        Awards under the Plan will consist of (i) incentive stock options (“ISOs” or individually an “ISO”) intended to be options qualifying under Section 422 of the Code; (ii) non-qualified stock options (“NQSOs” or individually a “NQSO”) intended to be non-statutory options not qualifying under Section 422 or any other section of the Code; (iii) stock appreciation rights (“SARs” or individually a “SAR”) intended to provide a participant with the right to receive the increase in the fair market value of a specified number of Shares, as defined in Section 5; (iv) shares of restricted stock (“Restricted Stock”) intended to give a participant the right to receive a specified number of Shares without payment upon the occurrence of certain events; and (v) Performance Shares or Performance Units intended to give a participant the right to receive a specified number of Shares or unit equivalencies of Shares without payment when the Corporation attains certain pre-established Performance Goals. The Board may permit or require a participant to defer such participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due such participant resulting from awards granted under the Plan. If any such deferral is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such deferrals.

5.    Shares Reserved Under the Plan.

        Subject to the provisions of Section 12, the number of shares of Common Stock of Carpenter Technology Corporation (“ Stock”) available for awards under this Plan, which may consist of authorized but unissued shares or issued shares reacquired by the Corporation or a combination thereof, is 1,800,000 (such shares being referred to herein as “Shares”) plus previously ungranted shares and lapsed grants that remain from previous shareholder authorizations; provided, however, that in no event shall the cumulative number of Shares to be issued as ISOs granted under Section 6 exceed 500,000, nor shall the cumulative number of Shares to be issued as Restricted Stock and Performance Units/Shares granted under Sections 7 and 9 respectively exceed 750,000. If any award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such award shall be available for award under the Plan.

6.    Options.

        ISOs and NQSOs (collectively “Options”) may be granted by the Board from time to time, subject to the following provisions:

        (a)  Except as otherwise determined by the Board, each Option granted under this Plan shall become exercisable by a participant only after completion of one year of employment immediately following the date the Option is granted (the “Date of Grant”). Exercise of any or all prior existing Options shall not be required. Each agreement entered into between the participant and the Corporation shall specify (i) when an Option may be exercised, (ii) the terms and conditions applicable thereto, and (iii) whether the Option is an ISO or an NQSO. In no event, however, shall an Option granted under this Plan expire more than ten years from the Date of Grant.

        (b)  Each Option shall specify the amount per share a participant must pay to the Corporation to exercise the Option (the “option price”). The option price of an Option shall be determined by the Board but shall not be less than the fair market value of a share of Stock on the Date of Grant. For purposes of this Plan, the term “fair market value” shall mean the closing price of the Stock on the New York Stock Exchange on the date in question, or, in the absence of a closing price on such date, the closing price on the last trading day preceding the Date of Grant, as reflected on the consolidated tape of New York Stock Exchange-Composite Transactions.

        (c)  Except as permitted in the immediately following sentence, no Option granted under this Plan may be transferable by the participant except by will or the laws of descent and distribution and no Option may be exercised during the lifetime of a participant except by that participant. Notwithstanding the aforementioned, a NQSO Optionee may transfer a NQSO to his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted), any trust for his or her benefit or the benefit of his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted) (collectively, a “Permitted Transferee”), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such corporation or partnership is such NQSO Optionee or any Permitted Transferee (or any trust for the benefit of such persons).

        Unless otherwise provided in the participant’s agreement, the following exercise periods will apply in the case of a separation from employment. In the event of the death of the participant more than one year after the Date of Grant and not more than three months after the termination of the participant’s employment by the Corporation, an Option may be transferred to the participant’s personal representative, heirs or legatees (“transferee”) and may be exercised by the transferee before the earlier to occur of the expiration of (i) one year from the date of the death of the participant or (ii) the term of the Option as specified in the agreement with the participant. In the event of a participant’s separation from service with the Corporation as a result of Retirement [as defined in Section 9(f) of this Plan] or due to “disability” [within the meaning of Section 422(c)(6) of the Code], any outstanding Option will continue to be exercisable during the original term of the grant. If the participant dies within such period (following Retirement or “disability”), a transferee may exercise any unexpired Option before the expiration of the earlier to occur of (i) or (ii) of this Section 6(c). In the event of a participant’s separation from service with the Corporation other than by death, disability or Retirement, an Option must be exercised prior to its expiration during the three month period beginning on the last day of employment.

        The agreement under which an Option is granted shall set forth the extent to which the participant shall have the right to exercise the Option following termination of the participant’s employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all Options issued pursuant to this Section 6, and may reflect distinctions based on the reasons for termination of employment. In any case where the terms governing an Option that is an ISO grant a longer exercise period than that permitted under Section 422 of the Code, the Option will continue to be exercisable during the remainder of the period as a NQSO.

        (d) Each Option shall be exercisable for the full amount or any part thereof, including a partial exercise from time to time; provided, however, that in no event shall ISOs granted to a participant be first exercisable in any one calendar year with respect to Shares having an aggregate fair market value, determined as of the Date of Grant, of more than $100,000. The option price for each exercised Option shall be paid in full at the time of such exercise. The option price may be paid in cash or shares of Stock, the value of which shall be the fair market value on the date of the exercise of the Option, as determined in Section 6(b) of this Plan; provided, however, that any such shares must have been held by a participant for a period of at least six months. An Option may also be exercised by delivery of the Option to a registered broker/dealer with instructions to exercise the Option and sell a sufficient number of the shares of Stock acquired on exercise to pay the option price and, if not previously paid, any required tax withholdings. In any event, the participant may elect to deliver shares of Stock to the Company to allow any minimum tax withholding requirements to be paid on behalf of the participant.

        (e) The Committee may grant Options pursuant to the achievement of Performance Goals, as described in Section 11 of this Plan, and it may impose restrictions upon the vesting and exercise of Options based on the attainment of Performance Goals.

7. Restricted Stock.

        Restricted Stock may be granted by the Board from time to time, subject to the following provisions:

        (a)  The Board shall determine the number of shares of Restricted Stock to be granted to a participant and direct the transfer agent for the Stock that a certificate or certificates representing such number of shares be issued and registered in the participant’s name. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrance during the period the Restricted Stock is subject to forfeiture (such period being referred to herein as the “restriction period”) and deposited, together with a stock power with respect to the transfer thereof executed by the participant and endorsed in blank, with the Treasurer of the Corporation, to be held in escrow during the restriction period.

        (b)  At the Board’s discretion, during the restriction period the Board may give participants the right to receive cash payments in amounts equivalent to the dividends from time to time declared and paid in respect of the shares of Restricted Stock. All shares of Restricted Stock will include voting rights during the restriction period.

        (c)  The Restricted Stock agreement shall specify the duration of the restriction period and the performance, employment or other conditions under which the Restricted Stock may be forfeited by the participant. At the end of the restriction period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Board, and the legend shall be removed and the certificates for such number of shares delivered from escrow to the participant. The Board may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock. The participant’s required tax withholding on newly vested shares of Restricted Stock may be paid in cash or the participant may elect to have the Company withhold a sufficient number of the vesting shares of Stock to pay any required tax withholdings on behalf of the participant.

        (d)  The Restricted Stock agreement shall set forth the extent to which the participant shall have the right to vest in shares of Restricted Stock following termination of the participant’s employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all Restricted Stock issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment.

        (e) The Committee may grant Restricted Stock pursuant to the achievement of Performance Goals, as described in Section 11 of this Plan, and it may impose restrictions upon the vesting of Restricted Stock based on the attainment of Performance Goals.

8. Limited Authority to Grant Certain Awards.

        The Human Resources Committee may delegate, to Carpenter Technology Corporation’s Chief Executive Officer (“ C.E.O.”), authority to grant awards covering a pre-determined number of shares. Such delegation is limited to the authority to grant NQSOs and Restricted Stock to participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. The option price of any NQSO shall not be less than the fair market value of a share of Stock on the date such grant is awarded by the C.E.O. The C.E.O. shall report at least annually on the disposition of these shares to the Committee in a form and manner determined by the Committee.

9. Stock Appreciation Rights.

        SARs may be granted by the Board from time to time, subject to the following provisions:

        (a)  The Board may grant a SAR either in connection with the grant of an Option (“Tandem SAR”) or independent of the grant of an Option (“Freestanding SAR”). Each Tandem SAR shall be exercisable only with the exercise and surrender of the related Option or portion thereof and shall entitle the participant to receive the excess of the fair market value of the shares of Stock on the date the Tandem SAR is exercised over the option price under the related Option. The excess is hereafter called the “spread” for both Tandem SARs and Freestanding SARs. If the participant elects instead to exercise the related Option, the Tandem SAR shall be cancelled automatically.

(b) A Tandem SAR shall be exercisable only to the extent and at the same time that the related Option is exercisable.

(c) A Freestanding SAR shall be exercisable pursuant to the terms and conditions that are specified in the agreement in which the Freestanding SAR is granted.

        (d)  Upon the exercise of a SAR, the Corporation shall pay to the participant an amount equivalent to the spread (less any applicable withholding taxes) in cash, or in Shares, or a combination of both, as the Board shall determine. Such determination may be made at the time of the granting of the SAR. No fractional shares of Stock shall be issued and the Board shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

(e) A Tandem SAR shall terminate and may no longer be exercised upon the termination or expiration of the related Option.

(f) Income attributable to the exercise of a SAR shall not be included in the calculation of pension or other benefits payable at any time by reason of the participant’s employment by the Corporation.

(g) No SAR shall be transferable by the participant except as provided in Section 6(c) of the Plan.

        (h)  The agreement under which a SAR is granted shall set forth the extent to which the participant shall have the right to exercise the SAR following termination of the participant’s employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all SARs issued pursuant to this Section 9, and may reflect distinctions based on the reasons for termination of employment.

        (i)  The Committee may grant SARs pursuant to the achievement of Performance Goals, as described in Section 11 of this Plan, and it may impose restrictions upon the vesting and exercise of SARs based on the attainment of Performance Goals.

10.    Performance Units and Performance Shares.

        Performance Units or Performance Shares may be granted to participants in such amounts or combinations and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each Performance Unit shall be that fraction of a Performance Share that is determined by the Committee at the time of grant and shall have an initial value equal to that same fraction of the value of a Share on the date of grant. Each Performance Share shall have an initial value equal to the fair market value of a Share on the Date of Grant. The Committee shall set one or more Performance Goals as described in Section 11 of this Plan. The extent to which those Performance Goals are met will determine the number and value of Performance Units or Performance Shares that will be paid out to the participant.

        (a)  Amount of Performance Units or Performance Shares.    A participant may not receive grants totaling more than 500,000 Performance Shares during any calendar year.

        (b)  Earning of Performance Units or Performance Shares.    After the applicable Performance Period, as defined in Section 11, has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

        (c)  Form and Timing of Payment of Performance Units or Performance Shares.    Payment of earned Performance Units or Performance Shares shall be made as soon as practicable following the close of the applicable Performance Period in a manner designated by the Committee, in its sole discretion. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate fair market value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The participant’s required tax withholding on newly awarded Performance Shares may be paid in cash or the participant may elect to have the Company withhold a sufficient number of the awarded Performance Shares to pay any required tax withholdings on behalf of the participant.

        (d)  Dividend and Voting Rights.    At the discretion of the Committee, participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares, but not yet distributed to participants. Participants may exercise voting rights with respect to such Shares. Participants will not have any voting rights with respect to Performance Units.

        (e)  Dividend Equivalents.    The Committee may grant dividend equivalents in connection with Performance Units or Performance Shares granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

        (f)  Termination of Employment due to Death, Disability or Retirement.    Unless determined otherwise by the Committee and set forth in the participant’s award agreement, in the event the employment of a participant is terminated by reason of death, Disability or Retirement during a Performance Period, the participant shall receive a payout of the Performance Units or Performance Shares which is prorated, as specified by the Committee in its discretion. Payment of earned Performance Units or Performance Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the participant’s award agreement. Notwithstanding the foregoing, with respect to participants who retire during a Performance Period, payments shall be made at the same time as payments are made to participants who did not terminate employment during the applicable Performance Period. For this purpose, “Disability” shall be defined in a manner consistent with the definition of that term in the Corporation’s long-term disability plan under which the participant participates, or at the discretion of the Committee using standards comparable to those under the Corporation’s long-term disability plans, if the participant does not participate in any such plan. In addition, for this purpose, “ Retirement” shall be defined as the termination of employment with the Corporation after the participant has attained age 55 while being credited with at least ten Years of Service, or has attained age 60 while being credited with at least five Years of Service, or at least thirty Years of Service regardless of age. For purposes of this Plan, a participant shall be credited with one Year of Service for each 12-month period following the participant’s commencement of service with the Corporation that the participant has worked at least one hour for the Corporation.

        (g)  Termination of Employment for Other Reasons.    If a participant’s employment terminates for any reason other than those reasons set forth in Section 10(f), all Performance Units or Performance Shares shall be forfeited by the participant to the Corporation unless determined otherwise by the Committee, as set forth in the participant’s award agreement.

        (h)  Nontransferability.    Except as otherwise provided in a participant’s award agreement, Performance Units or Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a participant’s award agreement, a participant’s rights under the Plan shall be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

        (i)  Payment for Performance Units and Shares upon a Change in Control.    Within 30 days following a Change in Control Event, as defined in Section 13(b) of the Plan, there shall be paid in cash to participants holding Performance Units and Performance Shares a pro rata amount based upon the assumed achievement of all relevant Performance Goals at target levels, and upon the length of time within the Performance Period that has elapsed before the Change in Control Event; provided, however, that if the Committee determines that actual performance to the date of the Change in Control Event exceeds targeted levels, the prorated payouts shall be made using the actual performance data; and provided further, that there shall not be an accelerated payout with respect to Performance Shares or Performance Units that qualify as “derivative securities” under Section 16 of the Exchange Act that were granted less than six months before the Change in Control Event .

11.    Performance Goals.

        For all purposes under this Plan, “Performance Goals” means goals that must be met by the end of a period specified by the Committee based upon one or more of the following criteria: (i) price of the Stock, (ii) market share of the Corporation, (iii) sales by the Corporation, (iv) earnings per share of the Stock, (v) return on shareholder equity of the Corporation, or (vi) costs of the Corporation. The time period during which the Performance Goals must be met shall be called a “Performance Period.” The Performance Goals shall be interpreted in a manner that complies with the exceptions for performance-based compensation set forth in Code § 162(m) and Treas. Reg. § 1.162-27, as in effect during any relevant period, and must be set (a) before 25% of the Performance Period has elapsed and (b) at a time when it is substantially uncertain that the Performance Goals will be met.

12.    Adjustment Provisions.

        If the Corporation shall at any time change the number of issued shares of Stock without new consideration to the Corporation (such as by stock dividends, stock splits, stock combinations, stock exchanges or recapitalization), the total number of Shares reserved for issuance under this Plan, limits on types of awards that may be issued, the number of Shares covered by, the option price for, and any other relevant terms of, each outstanding award shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each award under this Plan shall not be changed. In the event of a merger, reorganization, acquisition, consolidation, divestiture, sale or exchange of assets of the Corporation, or similar event, the Board shall make such adjustments with respect to awards under this Plan or take such other action as it determines to be appropriate and such determination shall be conclusive.

13.    Change in Control.

        (a)  Notwithstanding any provision in this Plan to the contrary, upon the occurrence of a Change in Control Event, (i) each Option then outstanding shall become immediately exercisable to the full extent of the Shares subject thereto, (ii) any remaining restrictions on shares of Restricted Stock shall immediately lapse, (iii) each SAR then outstanding shall be fully exercisable immediately following the occurrence of the Change in Control Event using the Change in Control Price [as defined in subsection (c)] to determine the spread, and (iv) any Performance Units or Performance Shares shall become fully vested and payment shall be made pursuant to the terms of Section 10(i).

        (b)  For purposes of this Plan, a “Change in Control Event” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities (unless such person or group has entered into an agreement approved by the Board imposing limitations or prohibitions on such person or group with respect to ownership of additional securities of the Corporation or activities intended to effect the changes in Board composition described in clause (ii) or the transactions described in clauses (iii) and (iv) of this subsection); or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director [other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (i), (iii) or (iv) of this Subsection] whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds ( 2 /3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

        (c)  For purposes of SARs granted under this Plan, “Change in Control Price” shall mean the higher of (i) the highest price paid per share of Stock in any transaction constituting a Change in Control Event, or (ii) the highest fair market value of the Stock at any time during the sixty-day period preceding the occurrence of the Change in Control Event.

        (d)  Notwithstanding anything in this Section 13 to the contrary, no Change in Control Event shall be deemed to have occurred with respect to a participant who is part of a purchasing group which consummates the Change in Control Event. A participant shall be deemed “part of a purchasing group” for the purpose of this Section 13(d) if the participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent of shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control Event by a majority of the non-employee members of the Board).

14.    Amendment, Modification and Termination of the Plan.

        The Board at any time may terminate, and at any time and from time to time and in any respect, may amend or modify, the Plan; provided, however, that no such action by the Board, without approval of the stockholders, may: (i) increase the Shares available for award pursuant to the Plan or the maximum number of Shares for which Options may be granted under the Plan to any one individual, except as contemplated in Section 12, (ii) permit Options to be granted at less than fair market value, (iii) permit any person who is not both a “non-employee director” and an “outside director” from serving as a member of the Committee contemplated in Section 2, (iv) change the provisions of this Section 14, or (v) effect other changes for which stockholder approval would be required under Rule 16b-3 of the Exchange Act or any successor rule promulgated by the SEC. The ability to award ISOs under the Plan shall automatically terminate ten years after the earlier of (a) the date the Plan is adopted, or (b) the date the Plan is approved by stockholders. Termination of the Plan pursuant to this Section 14 shall not affect awards outstanding under the Plan at the time of termination.

15.    General Provisions.

        (a)  Notwithstanding anything in the Plan to the contrary, in the event a participant’s employment with the Corporation is terminated for “cause,” the Board may, in its sole discretion, cancel each unexercised or unvested award granted to such participant effective upon the termination. For purposes of this subsection, a termination for “cause” shall mean termination of a participant’s employment with the Corporation which results from either (i) the participant’s commitment of an Intolerable Offense (as defined in the Corporation’s Personnel Practices and Policies as in effect on the date of termination) or (ii) the operation of the Corporation’s Corrective Performance System (as set forth in the Corporation’s Personnel Practices and Policies as in effect on the date of termination).

        (b)  Nothing contained in the Plan, or an award granted under the Plan, shall confer upon a participant any right with respect to continuance of employment with the Corporation, nor interfere in any way with the right of the Corporation to terminate such employment at any time.

        (c)  For purposes of this Plan, transfer of employment between any members of the Corporation shall not be deemed termination of employment.

        (d)  Participants shall be responsible to make appropriate provisions for all taxes in connection with any award, the exercise thereof and the transfer of Shares pursuant to this Plan. However, in the absence of an alternative provision the Corporation shall withhold the number of Shares whose aggregate fair market value on the date of such withholding equals the amount to be withheld in satisfaction of the Corporation’s obligation under all applicable withholding taxes. A participant may acquire such Shares by paying to the Corporation an amount equal to the Corporation’s withholding obligation. Agreements evidencing such awards shall contain appropriate provisions to effect withholding in this manner.

        (e)  Without amending the Plan, awards may be granted to employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

        (f)  To the extent that Federal laws (such as the Exchange Act or the Code) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

        (g)  The Committee shall have the authority to improve the terms of any granted Option, Restricted Stock agreement, SAR agreement or established Performance Goals, subject to the limitation that the price of an Option may not be reduced to less than fair market value.

16.    Effective Date of the Last Restated Plan Document.

        The amendment and restatement of the Plan became effective upon approval by the Board on June 27, 1996 and was ratified by the stockholders at the Annual Meeting held on October 21, 1996.

APPENDIX B

AUDIT COMMITTEE CHARTER

I.    Purpose

        The Audit Committee shall be responsible for reviewing the adequacy of corporate financial reporting, accounting systems and controls, environmental controls and compliance, compliance with Guidelines of Business Conduct, security of information systems and records, and the internal and external auditing functions. The Committee shall also maintain a direct and separate line of communication between itself and the Manager-Internal Audit and the External Auditor.

II.    Relationship With External Auditor

        The firm employed by the Company as the independent public accountants to examine and report upon the consolidated financial statements of the Company is referred to as the “External Auditor.” The External Auditor is ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, nominate for stockholder approval and, where appropriate, replace the External Auditor.

III.    Membership

        The Committee shall consist of only nonmanagement directors who have no relationship that may interfere with their exercise of independence from management and the Company. The Committee shall number at least three; one of whom shall be selected as Chairperson by the Corporate Governance Committee and approved by the Board of Directors. A nonmanagement director is a director who is neither a current nor a former employee of the Corporation or its affiliates. Each Committee member shall be, or shall become within a reasonable period of time after appointment to the Committee, financially literate, as determined by the Board of Directors in its business judgment. At least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment. Unless otherwise approved by the Board of Directors, none of the Committee members shall serve on the Committee for more than four consecutive years. A Director may be re-appointed to the Audit Committee after a lapse of membership on the Committee for a period of at least one year. The terms of the Committee members shall be staggered so that at least one new member is appointed to the Committee at each Annual Meeting of the Board. The Committee shall meet at least three times annually and additional meetings shall be held upon the call of the Committee Chairperson. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Corporate Controller, Manager-Internal Audit, General Counsel and Secretary, and a representative from the External Auditor shall attend each Committee meeting. The Secretary shall prepare minutes of the meetings. The Committee Chairperson may excuse any non-committee attendee from attendance at any meeting or portion of any meeting of the Committee.

IV.    Duties and Responsibilities

        To accomplish its purposes, the Committee shall:

1.
a. Recommend to the Board of Directors each year the firm to be employed as the External Auditor.

b. Approve the appointment of other external auditors employed for specific audit purposes other than that listed in 1.a.

c. Meet in separate executive sessions with the Manager-Internal Audit, the External Auditor and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

2.	Meet with the External Auditor prior to the commencement of the annual audit examination each year and discuss:

a.	The adequacy of the scope of the audit.

b.	The adequacy of the Company’s accounting principles, policies, security and practices, and any contemplated material changes thereto.

c.	New developments in accounting principles or reporting practices which may materially affect the Company.

d.	The audit and non-audit fees paid to the External Auditor—but not to set same.

3.	Review the scope and associated expenses of the internal audit program to be performed each year.

4.
Review and approve non-audit activities to be performed by the External Auditor prior to the commencement of such activities, when the fees for any one activity or project will aggregate $100,000 or more. Also consider what effect, if any, the total of all such activities could have on the External Auditor’s independence. When no Committee meeting is scheduled in sufficient time for review and approval of an activity, management will review the activity with the Committee Chairperson and discuss the activity at the next Committee meeting. For purposes of this section, the following are considered audit services:

a.	Annual audits of the Company, its subsidiaries and its benefit plans.

b.	Reviews of quarterly financial statements.

c.	Tax services related to the annual audit function.

d.	Services related to filings of registration statements with the Securities and Exchange Commission.

e.	Services relating to acquisitions of other businesses.

5.	Review all internal and external audit reports and any written management responses thereto.

6.	Review annually:

a.
A formal written statement from the External Auditor, as required by generally accepted auditing standards, which delineates all relationships between the External Auditor and the Company. Also, actively engage in a dialogue with the External Auditor with respect to any disclosed relationships or services which may impact the objectivity and independence of the External Auditor and take, or recommend that the full Board take, appropriate action in response to the External Auditor’s statement to satisfy itself of the External Auditor’s independence.

b.	The adequacy of the Audit Committee charter.

c.	A report of the Company on environmental matters.

d.	The expense reports of the Chairperson of the Board and Chief Executive Officer.

7.	Periodically review the following:

a.	The aggregate amount of non-audit services performed by the External Auditor.

b.	Compliance with conflict of interest statements.

c.	Litigation in which the Company is involved or may become involved.

d.	Compliance with the Guidelines of Business Conduct.

8.	Prior to submitting the annual consolidated financial statements to the Board of Directors for final approval, review and discuss with the External Auditor and Company financial management:

a.	The results of the completed annual audit.

b.	The External Auditor’s overall evaluation of the annual financial statements.

c.	Financial management’s overall evaluation of the annual financial statements.

d.	Matters relating to the conduct of the annual audit that are required to be communicated to the Committee under generally accepted auditing standards.

e.	Each capitalized long-term lease over $1,000,000.

9.	Discuss with External and internal auditors annually prior to the Company’s filing the Annual Report on Form 10-K:

a.	The adequacy of internal accounting controls and procedures.

b.	Suggestions for improvements in accounting, information systems, and financial and operating controls, as expressed in the External Auditor’s annual letter to management.

c.	The extent to which any previously identified control and procedural weaknesses have not been corrected and the reasons therefore.

d.
The adequacy of the Company’s annual and interim reporting practices and the External Auditor’s views concerning the quality of financial reporting to the stockholders and the Securities and Exchange Commission.

10.
On a quarterly basis, prior to the Company’s filing the Form 10-Q, the Chairperson of the Audit Committee, and if the Chairperson deems it advisable to convene the Committee, the Committee, will discuss with the External Auditor and management:

a.	Matters that are required to be communicated to the Audit Committee under generally accepted auditing standards.

b.	The adequacy of the Company’s interim reporting practices and the External Auditor’s views concerning the quality of financial reporting to the stockholders and the Securities and Exchange Commission.

11.	Review with the External Auditor, at least annually, the External Auditor’s evaluation of the technical competence and adequacy of the Company’s Financial Department staff.

12.
Examine and consider such other matters in relation to the internal and external audits of the Company’s accounts and in relation to Corporate accounting and reporting matters, as the Committee may, in its own discretion, determine to be desirable.

13.	Prepare a report for inclusion in the Company’s proxy statement, as required by the Securities and Exchange Commission.

14.	Hold Regular Committee meetings as follows:

a.	Prior to the beginning of the annual audit.

b.	After completion of the annual audit and preparation of the annual consolidated financial statements.

c.	After completion of the External Auditor’s management letter and the Company’s response thereto.

15.	Perform such other functions which from time to time may be assigned to it by the Board of Directors.

Revised March 23, 2000

MAP OF DIRECTIONS TO ANNUAL MEETING OF CARPENTER TECHNOLOGY CORPORATION AT THE SHERATON

ADMISSION TICKET

ANNUAL MEETING
OF
STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION
MONDAY, OCTOBER 23, 2000 - 4:00 P.M.
THE SHERATON HOTEL
1741 PAPER MILL ROAD, WYOMISSING, PENNSYLVANIA
------------------------------------------------------------------------------
AGENDA

        Election of four directors.
       Approve the appointment of PricewaterhouseCoopers LLP as independent accountants of Carpenter for the fiscal year ending June 30, 2001.
       Approve the proposal to amend the Stock-Based Incentive Compensation Plan for Officers and Key Employees to increase the number of shares by 1,800,000 shares and to re-authorize criteria for granting performance shares under the Plan.
       Transact such other business as may properly come before the meeting.
  ------------------------------------------------------------------------------
  It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the opposite side.
  ------------------------------------------------------------------------------
  If you plan to attend the 2000 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Present this ticket to the Carpenter Technology Corporation representative.
  ------------------------------------------------------------------------------

  PROXY
  CARPENTER TECHNOLOGY CORPORATION
  Proxy Solicited on Behalf of the Board of Directors
  for the Annual Meeting October 23, 2000

  The undersigned stockholder of Carpenter Technology Corporation appoints ROBERT W. CARDY and JOHN R. WELTY, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Sheraton Hotel at 1741 Paper Mill Road in Wyomissing, PA, on Monday, October 23, 2000, at 4:00 p.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

  Comments: (change address) ___________________________________________________________________________________ _________________________________________________________________________________________________________

  Election of directors: Nominees -- Terms to Expire 2003

  1. Dr. C. McCollister Evarts, 2. William J. Hudson, Jr., 3. Peter C. Rossin, 4. Kenneth L. Wolfe

  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES - BY TELEPHONE OR INTERNET.

  PLEASE DATE AND SIGN ON REVERSE SIDE.

  ANNUAL MEETING OF STOCKHOLDERS of

  CARPENTER TECHNOLOGY CORPORATION

  October 23, 2000

  PROXY VOTING INSTRUCTIONS

  TO VOTE BY MAIL
  Please date, sign and mail your proxy card in the envelope provided as soon as possible.

  TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
  Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

  TO VOTE BY INTERNET
  Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

  YOUR CONTROL NUMBER IS     è     [_____________]

[X]	Please mark your votes as in this example
The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.
		FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1.	Election	☐	☐	Nominees -	2.	Approval of PricewaterhouseCoopers LLP	☐	☐	☐
	of directors			Terms to Expire 2003:		as independent accountants.
listed at right
Dr. C. McCollister Evarts
To withhold your vote for any nominee(s),				William J. Hudson, Jr.	3.	Proposal to amend the Stock-Based	☐	☐	☐
write the name(s) here:				Peter C. Rossin		Incentive Compensation Plan for Officers
				Kenneth L. Wolfe		and Key Employees to increase the number
of shares by 1,800,000 shares and to re-
authorize criteria for granting performance
shares under the Plan.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the nominees for directors and FOR proposals 2 and 3.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

								YES	NO
						I plan to attend the meeting		☐	☐

SIGNATURE(S)___________________________________________________________________________DATE________________, 2000
NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.